                                                                      Exhibit 11
                                                                      ----------
H.B. Fuller Company and Consolidated Subsidiaries
Computation of Net Earnings Per Common Share
Years Ended November 30, 1996, 1995, and 1994
(Dollars in thousands, except share amounts)

                                                                                        Pro Forma
                                                                            1996            1995            1995          1994
                                                                         ----------      ----------      ----------    ----------
Primary
-------
Earnings:
  Earnings before accounting change                                         $45,430         $28,195         $31,195       $30,863
  Dividends on preferred stock                                                  (15)            (15)            (15)          (15)
                                                                         ----------      ----------      ----------    ----------
  Earnings before acctg. chg. applicable to common stock                     45,415          28,180          31,180        30,848
  Cumulative effect of accounting change                                                     (2,532)         (2,532)
                                                                         ----------      ----------      ----------    ----------
  Earnings applicable to common stock                                       $45,415         $25,648         $28,648       $30,848
                                                                         ==========      ==========      ==========    ==========

Shares:
  Weighted average number of common shares outstanding                   14,027,303      13,967,716      13,967,716    13,926,957
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   average quarterly prices)                                                 86,564          91,000          91,000       109,377
                                                                         ----------      ----------      ----------    ----------
    Weighted average shares outstanding and common
     stock equivalent shares                                             14,113,867      14,058,716      14,058,716    14,036,334
                                                                         ==========      ==========      ==========    ==========
  Primary earnings per common share:
      Earnings before accounting change per share                             $3.22           $2.01           $2.22         $2.20
      Cumulative effect of accounting change per share                                        (0.18)          (0.18)
                                                                         ----------      ----------      ----------    ----------
      Net earnings per common share                                           $3.22           $1.83           $2.04         $2.20
                                                                         ==========      ==========      ==========    ==========

This calculation is submitted in accordance with Securities Exchange Act of 1934
  Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less that 3%.

Assuming full dilution
----------------------
Earnings:
  Earnings are exactly the same as presented above under primary.

Shares:
  Weighted average number of common shares outstanding                   14,027,303      13,967,716      13,967,716    13,926,957
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   higher of quarter end or average quarterly prices)                        92,122          90,701          90,701       109,936
                                                                         ----------      ----------      ----------    ----------
    Weighted average shares outstanding and common
     stock equivalent shares                                             14,119,425      14,058,417      14,058,417    14,036,893
                                                                         ==========      ==========      ==========    ==========
  Earnings per common share assuming full dilution:
      Earnings before accounting change per share                             $3.22           $2.01           $2.22         $2.20
      Cumulative effect of accounting change per share                                        (0.18)          (0.18)
                                                                         ----------      ----------      ----------    ----------
      Net earnings per common share                                           $3.22           $1.83           $2.04         $2.20
                                                                         ==========      ==========      ==========    ==========